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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS






                            COOPERS & LYBRAND L.L.P.


                  We consent to the incorporation by reference in this registration statement of Marks Bros. Jewelers, Inc. on Form S-8 of our report dated March 17, 1997, on our audits of the financial statements and financial statement schedules of Marks Bros. Jewelers, Inc. as of January 31, 1997, and 1996 and for the years ended January 31, 1997, 1996 and 1995, which report is included in the Marks Bros. Jewelers, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 1997.


Chicago, Illinois
April 15, 1998